                                                               EXHIBIT 23-6


                 [QUESTA ENGINEERING CORPORATION LETTERHEAD]




February 25, 1998



MCN Energy Group Inc.
500 Griswold
Detroit, Michigan 48226

RE:   MCN Energy Group Inc.
      MCN Investment Corporation
      Form S-3 Registration Statement


Ladies and Gentlemen:

The firm of Questa Engineering Corporation consents to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 6, 1998, appearing in the Annual Report on Form 10-K of MCN Energy Group Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

This consent may be incorporated by reference into any registration statement of MCN Energy Group Inc. relating to the securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended.


Very truly yours,
QUESTA ENGINEERING CORPORATION


John D. Wright
John D. Wright, President